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                                                                 EXHIBIT 4.6


                             JUNIPER NETWORKS, INC.

                   THIRD AMENDED REGISTRATION RIGHTS AGREEMENT

        This Third Amended Registration Rights Agreement is made as of MARCH 9, 1999 (the "Agreement") by and between Juniper Networks, Inc., a Delaware corporation having its principal executive offices at 385 Ravendale Drive, Mountain View, CA 94043 (the "Company") and the persons and entities (the "Series A Holders") listed on Exhibit A to that certain Series A Preferred and Common Stock Purchase Agreement dated June 11, 1996 (the "Series A Agreement"), the persons and entities ("Series B Holders") listed on Exhibit A to that certain Series B Preferred Stock Purchase Agreement dated August 5, 1996 and November 8, 1996, and the holder of the Warrant issued in connection with an equipment lease (the "Series B Agreements") and the persons and entities (the "Series C Holders") listed on Exhibit A to that certain Series C Preferred Stock Purchase Agreement dated July 1,1997 and September 30, 1997, and the persons and entities (the "Series D and Series D1 Holders") listed on Exhibit A to that certain Series D and Series D1 Preferred Stock Purchase Agreement dated as of the date hereof (the "Series D and Series D1 Agreement" and together with the Series A Agreement, Series B Agreement and Series C Agreement, the "Purchase Agreements") (collectively the "Holders"), all such Holders being listed on Exhibit A attached hereto with the number of shares of the Company owned by each set forth opposite their name thereon. This Agreement amends in its entirety and supersedes in all respects the Second Amended Registration Rights Agreement dated July 1, 1997 between the Company and the Series A Holders, Series B Holders and Series C Holders (the "Second Amended Registration Rights Agreement").

        WHEREAS, the Company granted the Series A Holders, Series B Holders and Series C Holders certain registration rights pursuant to the Second Amended Registration Rights Agreement which superseded and replaced in its entirety the First Amended Registration Rights Agreement dated July 1, 1997; and

        WHEREAS, the Company has agreed to grant the Series D and Series D1 Holder certain registration rights on a pari passu basis with the rights granted to the Series A Holders, Series B Holders and Series C Holders under the Second Amended Registration Rights Agreement which rights are being granted pursuant to this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:


                                    SECTION 1

        1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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               "Conversion Stock" shall mean the Common Stock issued or issuable pursuant to conversion of the Series A Preferred (as defined in this Section 1.1), Series B Preferred (as defined in this Section 1.1), Series C Preferred
(as defined in this Section 1.1) or Series D and Series D1 Preferred (as defined in this Section 1.1).

               "Holders" shall mean any person who purchased shares of the Company's Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series D1 Preferred or any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with
Section 1.11 hereof.

               "Initiating Holders" shall mean the Holders or transferees of the Holders under Section 1.11 hereof who, in the aggregate, are Holders of at least 40% of the Registrable Securities.

               "Registrable Securities" means (i) the Conversion Stock, (ii) the Common Stock issued to the Holders pursuant to the Series A Agreement (the "Purchased Common Stock") and (iii) any Common Stock of the Company issued or issuable in respect of the Purchased Common Stock or the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred or Series D1 Preferred or upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Purchased Common Stock or the Series A Preferred or Series B Preferred or Series C Preferred or Series D Preferred or Series D1 Preferred; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Securities if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, (C) in the case of a Holder who then holds less than one percent (1%) of the then outstanding Common Stock (determined on the basis of assumed conversion of all securities convertible into Common Stock), the shares are available for sale, in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale, or (D) they may be sold under Rule 144 (excluding 144A) of the Securities Act (as defined below) within a three month period.

               The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, normal audit expenses (but not including the expense of any special audits incident to or required by any such registration where the Company is not registering any of its securities, excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.


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               "Restricted Securities" shall mean the securities of the Company required to bear the legends set forth in Section 8.2 of the Series A Agreement and Series B Agreement, and Section 9.2 of the Series C Agreement and Series D Agreement.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

               "Series A Preferred" shall mean the Series A Preferred Stock issued pursuant to the Series A Agreement.

               "Series B Preferred" shall mean the Series B Preferred Stock issued pursuant to the Series B Agreement and the Series B Preferred Stock issued pursuant to the exercise of the Warrant.

               "Series C Preferred" shall mean the Series C Preferred Stock issued pursuant to the Series C Agreement.

               "Series D Preferred" shall mean the Series D Preferred Stock issued pursuant to the Series D and Series D1 Agreement.

               "Series D1 Preferred" shall mean the Series D1 Preferred Stock issued pursuant to the Series D and Series D1 Agreement.

               "Warrants" shall mean the warrant to purchase 93,333 shares of Series B Preferred Stock and the warrant to purchase 23,516 shares of Series C Preferred Stock.

        1.2 REQUESTED REGISTRATION.

               (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than 20% of the shares of Registrable Securities then held by such Initiating Holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such shares, net of underwriting discounts and commissions, would exceed $10,000,000), the Company will:

                         (i)promptly give written notice of the proposed
registration, qualification or compliance to all other Holders and

                         (ii) as soon as practicable, use its best efforts to
effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the


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Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

        Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                             (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                             (B) (x) Prior to the earlier of June 30, 2002 or
within twelve months after the effective date of the Company's initial registration statement relating to an underwritten public offering of the Company's securities filed under the Securities Act; or (y) Within six months after the effective date of any other registration statement relating to an underwritten public offering of the Company's securities filed under the Securities Act;

                             (C) After the Company has effected one such
registration pursuant to this subparagraph 1.2(a), and such registration has been declared or ordered effective; or

                             (D) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve month period.

        Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

               (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to
Section 1.2 hereof and the Company shall include such information in the written notice referred to in Section 1.2(a)(i) above. In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section


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1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such offering. The Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may reasonably require.

        If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        1.3 COMPANY REGISTRATION.

               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, and (iii) the Company's initial registration statement filed in connection with a firm commitment underwritten public offering filed with the Commission pursuant to the Securities Act, the Company will:

                          (i) promptly give to each Holder written notice
thereof, and

                          (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company by any Holder.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.


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               All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. In such event, the managing underwriter shall first limit or exclude up to all of the securities of holders (other than Holders) proposing to distribute their securities through such underwriting to be included in such registration and may thereafter limit or exclude up to all of the Registrable Securities to be included in such registration. The foregoing sentence notwithstanding, following the first such registration, the managing underwriter may limit the number of shares to be underwritten to not less than thirty (30%) of the shares included in the registration even if as a result the numbers of shares of securities offered by the Company is reduced. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders and thereafter to other holders, all such allocations being made in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and Common
Stock held by such Holders and other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

               If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        1.4 REGISTRATION ON FORM S-3.

               (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.4 in any 12-month period and not more than a total of three such registrations. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue


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sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder of Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 90 days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees); (iii) within twelve months after the effective date of a registration statement relating to an underwritten public offering of the Company's securities filed under the Securities Act or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 180 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company will not exercise such right more than once in any twelve month period.

        1.5 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders hereunder or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

        1.6 EXPENSES OF REGISTRATION.

               (a) All Registration Expenses incurred in connection with (i) the registration pursuant to Section 1.2, and (ii) all registrations pursuant to
Section 1.3, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

               (b) All Registration Expenses and Selling Expenses incurred in connection with registrations pursuant to Section 1.4 shall be borne pro rata by the Holder or Holders requesting the registration on Form S-3 according to the number of Registrable Securities included in such registration.



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               (c) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 1.2, the request for which is subsequently withdrawn by the Initiating Holders for reasons other than a material adverse change in the business or financial condition of the Company occurring prior to the effectiveness of such registration statement, in which case, such expenses shall be borne by the Holders of Registrable Securities requesting such withdrawal, pro rata on the basis of the number of shares of Registrable Securities so included in the registration request unless the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 1.2 in which event such right shall be forfeited by all Holders.

        1.7 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or until the Holder or Holders have completed the distribution relating thereto provided however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter.

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to



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state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as it customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        1.8 INDEMNIFICATION.

               (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder, within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the



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

Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

               (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party, which consent shall not be unreasonably withheld.



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               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other on connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        1.9 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

        1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements).

               (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        1.11 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee acquires at least 1,125,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, recapitalizations and the like effected after the date hereof). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to (A) any constituent partner, or retired partner, or to the estate of any of its partners or retired partners of a Holder or (B) to any wholly-owned (direct or indirect) subsidiary of the ultimate parent company of a Holder that is a corporation, without compliance with item
(ii) above, provided written notice thereof is promptly given to the Company.

        1.12 STANDOFF AGREEMENT. Each Holder agrees in connection with a public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be reasonably requested by the underwriters, provided that the executive officers and directors of the Company and any of their Affiliates (within the meaning of Rule 405 under the Securities Act) who own securities of the Company also agree to such restrictions. The shares held by all constituent partners of any entity holding registration rights hereunder shall be bound by this standoff agreement.

        1.13 HOLDERS WHO MAY SELL. The rights to cause the Company to register securities granted to Holders under Sections 1.2, 1.3 and 1.4 shall terminate with regard to any Holders who can sell shares under Rule 144 (excluding 144A) within a three month period.

                                    SECTION 2

                             RIGHTS OF FIRST REFUSAL

        2.1 COMPANY RIGHT OF FIRST REFUSAL. In the event that any Holder (a "Selling Shareholder") proposes to sell, transfer or otherwise dispose of or pledge, grant a security interest in or otherwise encumber (a "Transfer") any Registrable Securities (the "Transfer Shares"), owned as of the date hereof or hereafter acquired by such Selling Shareholder, to any proposed purchaser or transferee (each a "Transferee"), the Selling Shareholder shall first offer to the Company and the Company or its designee shall have a right to purchase up to all of such Transfer Shares (the "Company Right of First Refusal") on the terms and conditions described below, subject to the provision of Section 202 of the Delaware General Corporation Law. In the event that the Company's Board of Directors determines, in its sole discretion, that the Company is prohibited by law or by contract from exercising the Company Right of First Refusal, the Company may specify in the Company Election Notice (as defined below) another individual or entity as its designee to purchase such Transfer Shares upon the exercise of the Company Right of First Refusal; provided, however, that the designation of another person or entity to purchase such Transfer Shares pursuant to this
Section 2.2(d) shall constitute a legally binding obligation of the Company to complete such purchase if its designee shall fail to do so.

        2.2 PROCEDURE.

               (a) Each Selling Shareholder shall deliver a notice (the "Transfer Notice") to the Company, stating (i) such Selling Shareholder's bona fide intention to Transfer the Transfer Shares, (ii) the number of Transfer Shares to be transferred, (iii) the price and material terms and conditions upon which the proposed Transfer is to be made, and (iv) the identity of the Transferee. The Transfer Notice shall include a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer.

               (b) The Company or its designee shall indicate to the Selling Shareholder in writing (the "Company Election Notice") whether it elects to purchase any or all of the Shares to which the Transfer Notice refers at the price per share and on the terms and conditions specified in the Transfer Notice
(i) within thirty (30) days after delivery of the Transfer Notice to the Company if such Transfer Notice is delivered prior to the closing of the Initial Public Offering or (ii) within ten (10) days after delivery of the Transfer Notice to the Company if such Transfer Notice is delivered after the closing of the Initial Public Offering.

               (c) In the event the Company or its designee elects to acquire Transfer Shares, out of funds legally available therefor, settlement thereof shall be made in cash within sixty (60) days after receipt of the Transfer Notice; provided, however, that if the terms of payment set forth in the Transfer Notice were other than cash against delivery or promissory notes payable over time, the Company or its designee shall pay in cash the fair market value of such consideration as determined by an investment banking firm mutually acceptable to the Selling Shareholder and the Company, which appraisal shall be final and binding upon the parties.

        2.3 TRANSFER OF SHARES UPON FAILURE TO EXERCISE RIGHTS OF FIRST REFUSAL. In the event the Company or its assignee do not elect to acquire any of the Transfer Shares, the Selling Shareholder may, not later than ninety (90) days following expiration of the Company's time period within which to deliver the Company Election Notice, conclude a Transfer of any or all of the Transfer Shares covered by the Transfer Notice not purchased by the Company or its assignee on terms and conditions not materially more favorable to the Transferee than those described in the Transfer Notice. Any proposed Transfer on terms and conditions materially more favorable to the Transferee than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Transfer Shares by the Selling Shareholder, shall again be subject to the Company Right of First Refusal, and shall require compliance by the Selling Shareholder with the procedures described in this Article 2.

        2.4 EFFECT ON TRANSFEREE. The Company Right of First Refusal shall not be binding upon any Transferee of Transfer Shares in a transaction which complies with this Article 2 other than (i) upon any other Holder acquiring Registrable Securities and (ii) any securities acquired pursuant to Section 2.7(v)(B) .

        2.5 TRANSFER NULL AND VOID. Any sale or transfer, or purported sale or transfer, of securities of the Company shall be null and void unless the terms, conditions, and provisions hereof are strictly observed and followed.

        2.6 LEGENDS. The certificates representing shares of stock of the Company owned by Holders shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:


               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, WHICH IS AVAILABLE FOR REVIEW AT THE COMPANY."

        2.7 EXEMPTION FROM RIGHT OF FIRST REFUSAL. The following Transfers shall be exempt from the provisions of this Right of First Refusal: (i) any Transfer approved by the Company; (ii) any sale pursuant to a bonafide underwritten public offering registered under the Securities Act; (iii) a transfer pursuant to and in accordance with the terms of any merger or consolidation or pursuant to a sale of all or substantially all of the stock or assets of the Company in each case where the Company is acquired by another corporation; (iv) a sale into any tender or exchange offer (A) which is made by or on behalf of the Company or
(B) which is made by another person or group and is not opposed by the Company's Board of Directors; (v) transfers to (A) a general partner or limited partner of a Holder or (B) any wholly-owned (direct or indirect) subsidiary of the ultimate parent company of a Holder that is a corporation and which agrees in writing to be bound by the provisions hereof, provided that in each case, the Company is given written notice by the Holder promptly following such transfer of the name and address of such transferee; or (vi) provided that the Holder first notifies the Company in writing of such proposed sale, and the number of shares sold to any one purchaser does not constitute a "block" within the meaning of Rule 10b-18(a)(14), any sale made in compliance with Rule 144 in a broker's transaction within the meaning of Section 4(4) of the Act.

                                    SECTION 3

                                  MISCELLANEOUS

        3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

        3.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        3.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with the Company's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

        3.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to any holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company or (b) if to the Company, one copy should be sent to its address set forth above and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the holders.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by messenger, or, if sent by mail, at the earlier of its receipt or 144 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        3.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        3.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        3.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        The foregoing agreement is hereby executed as of the date first above written.

                             "COMPANY"

                             JUNIPER NETWORKS, INC.
                             a Delaware corporation


                             By:
                                 ------------------------------------------
                                 Scott Kriens, President


                             "HOLDERS"

                             Kleiner Perkins Caufield & Byers VII


                             By:
                                 ------------------------------------------

                             Title:
                                   ----------------------------------------

                             KPCB VII Founders Fund


                             By:
                                 ------------------------------------------

                             Title:
                                   ----------------------------------------


                             KPCB Information Sciences Zaibatsu Fund II


                             By:
                                 ------------------------------------------

                             Title:
                                   ----------------------------------------


                             WS Investments Company 96A


                             By:
                                 ------------------------------------------
                                 Judith M. O'Brien, General Partner


                 [Signature Page Registration Rights Agreement]

                             Benchmark Capital Partners, L.P.
                             By: Benchmark Capital Management Co., L.L.C.


                             By:
                                 ------------------------------------------
                             Member


                             Benchmark Founders' Fund, L.P.
                             By: Benchmark Capital Management Co., L.L.C.


                             By:
                                 ------------------------------------------
                             Member


                             New Enterprise Associates VI,
                             Limited Partnership

                             By: NEA Partners, VI, Limited Partnership
                                 its General Partner


                             By:
                                 ------------------------------------------
                                 General Partner


                             NEA Presidents Fund, L.P.
                             By: NEA General Partners, L.P
                                 its General Partner


                             By:
                                 ------------------------------------------
                                 General Partner


                             NEA Ventures 1996, L.P.


                             By:
                                 ------------------------------------------
                                 Vice President


                 [Signature Page Registration Rights Agreement]

                             Crosspoint Venture Partners 1996


                             By:
                                 ------------------------------------------

                             Title:
                                  -----------------------------------------


                             Institutional Venture Partners VII, L.P.
                             By: its General Partner, Institutional
                                 Venture Management VII


                             By:
                                 ------------------------------------------
                                 General Partner


                             Institutional Venture Management VII, L.P.


                             By:
                                 ------------------------------------------
                                 General Partner


                             IVP Founders Fund I, L.P.
                             By: its General Partner, Institutional
                                 Venture Management VI


                             By:
                                 ------------------------------------------
                                 General Partner


                             WS Investments Company 96B


                             By:
                                 ------------------------------------------
                                 Judith M. O'Brien, General Partner


                             Larry W. Sonsini


                             By:
                                 ------------------------------------------
                                 Larry W. Sonsini


                 [Signature Page Registration Rights Agreement]

                             Bradford C. O'Brien and Judith Mayer
                             O'Brien, Trustees of the O'Brien Family
                             Trust
                             U/D/T dtd July 1, 1992


                             By:
                                 ------------------------------------------
                                 Judith M. O'Brien, Trustee


                             McQuillan Consulting Self-Employed
                             Profit Sharing Plan


                             By:
                                 ------------------------------------------
                                 John McQuillan, Trustee


                             Scott Kriens


                             By:
                                 ------------------------------------------
                                 Scott Kriens


                             William Stensrud


                             By:
                                 ------------------------------------------
                                 William Stensrud


                             Venture Lending & Leasing


                             By:
                                 ------------------------------------------

                             By:
                                 ------------------------------------------

                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)



                 [Signature Page Registration Rights Agreement]

                             3 Com Corporation


                             By:
                                 ------------------------------------------


                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)



                             ERICSSON BUSINESS NETWORKS AB


                             By:
                                 ------------------------------------------


                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)



                             Lucent Technologies, Inc.


                             By:
                                 ------------------------------------------


                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)


                 [Signature Page Registration Rights Agreement]

                             Newbridge Networks Corporation


                             By:
                                 ------------------------------------------


                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)



                             NORTHERN TELECOM LIMITED


                             By:
                                 ------------------------------------------
                                 Klaus M. Buechner
                                 Senior Vice President, Corporate
                                 Strategy
                                 & Alliances


                             By:
                                 ------------------------------------------
                                 Gordon Davis
                                 Assistant Secretary

                             UUNET TECHNOLOGIES, INC.


                             By:
                                 ------------------------------------------


                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)



                             AT&T VENTURE FUND II, L.P.


                             By:
                                 ------------------------------------------

                             Title:
                                  -----------------------------------------


                 [Signature Page Registration Rights Agreement]

                             ANSCHUTZ FAMILY INVESTMENT
                             COMPANY LLC


                             By:
                                 ------------------------------------------

                             Title:
                                  -----------------------------------------


                             "SERIES D AND SERIES D1 HOLDER"

                             ERICSSON BUSINESS NETWORKS AB


                             By:
                                 ------------------------------------------


                             ----------------------------------------------
                             (print name of signatory)


                             ----------------------------------------------
                             (title)


                 [Signature Page Registration Rights Agreement]

                                    EXHIBIT A


                                                   COMMON       SERIES A     SERIES B      SERIES C     SERIES D     SERIES D1
                    NAME                           STOCK       PREFERRED     PREFERRED     PREFERRED    PREFERRED    PREFERRED
                    ----                         ---------     ---------     ---------     ---------    ---------    ---------

Kleiner Perkins Caufield & Byers VII             2,441,666     1,513,834       304,688

KPCB Founders Fund VII                             266,667       165,333

KPCB Information Sciences Zaibatsu Fund II          69,444        43,056         7,812

New Enterprise Associates VI, Limited
Partnership                                                                  1,214,583

NEA Presidents Fund, L.P.                                                       31,250

NEA Ventures 1996, L.P.                                                          4,167

Benchmark Capital Partners, L.P.                                               549,876

Benchmark Founders' Fund, L.P.                                                  75,124

Crosspoint Venture Partners 1996                                               625,000

Institutional Venture Partners VII, L.P.                                       494,792

Institutional Venture Management VII, L.P.                                      18,229

IVP Founders Fund II, L.P.                                                       7,813

WS Investments Company 96A                          34,722        21,528

WS Investments Company 96B                                                       8,334

Bradford C. O'Brien and                                                          3,125
Judith Mayer O'Brien,
Trustees of the O'Brien Family Trust, U/T/A
dtd. 7/1/92

Larry W. Sonsini                                                                 3,125

McQuillan Consulting Self-Employed Profit                                        6,250
Sharing Plan

Scott Kriens                                                                   364,683

William Stensrud                                                               120,000

Venture Lending and Leasing                                                     83,333        23,516

3Com Corporation                                                                             783,875

Ericsson                                                                                     783,875      500,000      2,580,000

Lucent Technologies Inc.                                                                     783,875

Newbridge Networks Corporation                                                               783,875

Northern Telecom Limited                                                                     783,875

UUNET Technologies Inc.                                                                      559,911

Anschutz Family Investment Company LLC                                                       279,955

Crosspoint Venture Partners 1996                                                             279,955

AT&T Venture Fund II, L.P.                                                                   111,982

@Home                                                                                         10,000